UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2009 (July 3, 2009)

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33648	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed in two current reports on Form 8-K of Wonder Auto Technology, Inc. (the “Company”) filed on October 6, 2008 and January 8, 2009 (collectively, the “Current Reports”), the Company’s indirect wholly owned subsidiary Jinzhou Halla Electrical Equipment Co., Ltd. (“Jingzhou Halla”) entered into separate Equity Transfer Agreements (the “Equity Transfer Agreements”) with Hony Capital II, L.P. and Magic Era Group Limited, respectively, to acquire in aggregate 100% equity ownership of Yearcity Limited, a British Virgin Islands company (“Yearcity”).

On July 3, 2009, pursuant to the terms set forth in the Equity Transfer Agreements, Jingzhou Halla closed the acquisition of the 100% ownership of Yearcity upon the approval of the acquisition by the Department of Foreign Trade and Economic Cooperation, Liaoning Province of China.

The description of the terms of the Equity Transfer Agreements in the Current Reports and the Equity Transfer Agreements filed as exhibits to the Current Reports are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: July 9, 2009

/s/ Qingjie Zhao
Chief Executive Officer and President